UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2022

OneWater Marine Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39213	83-4330138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6275 Lanier Islands Parkway Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code:  (678) 541-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A common stock, par value $0.01 per share	ONEW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 12, 2022, the Board of Directors (the “Board”) of OneWater Marine Inc., a Delaware corporation (the “Company”), voted to expand the size of the Board from ten to eleven members, effective as of August 12, 2022.

Appointment of J. Steven Roy

On August 12, 2022, the Board appointed J. Steven Roy to the Board as a director, effective as of August 12, 2022, with a term expiring at the 2023 annual meeting of stockholders or until his successor is elected and qualified, or, if earlier, until his death, disability, resignation, disqualification, or removal from the Board. Based upon information requested from and provided by Mr. Roy concerning his background, employment and affiliations, including family relationships, the Board determined that Mr. Roy does not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that Mr. Roy is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing requirements of the Nasdaq Stock Market.

There are no family relationships between Mr. Roy and any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Roy and any other persons pursuant to which he was appointed as a director of the Company. Prior to becoming a director, Mr. Roy purchased a boat from a subsidiary of the Company with value in excess of $120,000, pursuant to ordinary course sales processes in good faith on terms generally available to similar customers.

Mr. Roy has been appointed as a member of the Audit Committee, effective as of August 12, 2022. Mr. Roy will receive the standard non-employee director compensation for his service as a director beginning October 1, 2022. For a full description of the compensation program for the Company’s non-employee directors, please see the Company’s Definitive Proxy Statement filed on January 12, 2022. In connection with his appointment, the Company and Mr. Roy will enter into the Company’s standard form of indemnification agreement.

J. Steven Roy. has served as an independent financial advisor since 2019, managing investment activities for a large family office. Prior to working independently, Mr. Roy was the Chief Financial Officer for AAA Cooper Transportation (“ACT”) from 2004 to 2019, a multi-regional logistics company. Mr. Roy simultaneously served as a member of the ACT Board of Directors. Prior to that, he was the Executive Vice-President and Chief Financial Officer of Movie Gallery, Inc., a Nasdaq-listed video specialty retailer. Mr. Roy has served on the University of Alabama President’s Cabinet, and as a Director at the Business Council of Alabama and the Dothan Area Chamber of Commerce. Mr. Roy earned his B.S. in Accounting from the University of Alabama.

Item 7.01	Regulation FD Disclosure.

On August 12, 2022, the Company issued a press release announcing the appointment of Mr. Roy to the Board as a director. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1*	Press Release issued by OneWater Marine Inc., dated August 12, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEWATER MARINE INC.

	By:	/s/ Jack Ezzell
Name: Jack Ezzell
Title: Chief Financial Officer
Dated: August 12, 2022